Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE	NYSE American: GORO

GOLD RESOURCE CORPORATION ANNOUNCES BUSINESS COMBINATION WITH GOLDGROUP MINING

DENVER – January 26, 2026 – Gold Resource Corporation (NYSE American: GORO) (the “Company,” “we,” “our,” or “GRC”) is pleased to announce that it has entered into a definitive arrangement agreement and plan of merger (the “Arrangement Agreement”) with Goldgroup Mining Inc. (TSX-V: GGA; OTC: GGAZF) (“Goldgroup”), whereby Goldgroup has agreed to acquire all of the issued and outstanding shares of the Company’s common stock (the “Transaction”).

Pursuant to the Arrangement Agreement, the Company’s stockholders will receive 1.4476 common shares of Goldgroup for each share of the Company’s common stock (adjusted to 0.3619 common shares of Goldgroup for each share of the Company’s common stock as a result of a four-for-one share consolidation to be completed by Goldgroup prior to closing). Based on the closing price of Goldgroup’s common shares on January 23, 2026, the exchange ratio represents a value of US$2.25 per share of the Company’s common stock, reflecting a 39% premium to the Company’s closing price on January 23, 2026. The Transaction values the Company’s common stock at approximately US$372 million on a fully-diluted in-the-money basis and based on the value of Goldgroup shares on January 23, 2026.

The proposed transaction will occur by way of a reverse triangular merger in which the Company will merge with a wholly owned subsidiary of Goldgroup under Colorado law and a plan of arrangement under the Business Corporations Act (British Columbia), with the Company surviving as a wholly owned subsidiary of Goldgroup.  Upon completion of the Transaction, GRC stockholders are expected to own approximately 40% of the combined company on a fully-diluted in-the-money basis.

The Transaction was unanimously approved by the boards of directors of the Company and Goldgroup. The Transaction is expected to close in the second quarter of 2026, subject to customary closing conditions (including approval by the stockholders of each of the Company and Goldgroup and approval by the Mexican National Antitrust Commission (Comisión Nacional Antimonopolio)).  Upon closing, the board of directors of Goldgroup will be comprised of three directors selected by Goldgroup and two directors selected by the Company.  The parties anticipate that the executive management team of the Company will become the officers of the combined company.

The expected benefits of the Transaction for the Company’s stockholders include:

•	Immediate Significant Premium: Premium of 39% based on the closing price on January 23, 2026.
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Enhanced and Complementary Asset Portfolio: The combined company’s assets will include the Company’s producing Don David Gold Mine and the PEA-stage Back Forty Project, and Goldgroup’s producing Cerro Prieto Mine and recently acquired San Francisco Mine, creating a robust portfolio of producing assets with significant exploration and growth potential.

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Creation of a Multi-Mine Producer: An asset portfolio with multiple mines reduces the reliance on any one mine’s operation and could significantly enhance cash generation of the combined company through increased production.

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Creation of a Leading, Mexico-Focused Junior Producer: The combination creates a larger, more diversified mining company with a strong focus on Mexico, one of the leading venues for mineral potential and production, with an extensive history of mining.

•	Revitalization of a silver-focused vehicle: Pro forma revenues are expected to be predominantly silver, driven by production at the Don David Gold Mine benefiting from a strong silver price momentum.
•	Significant Synergy Potential: Expected operational, general and administrative synergies from combining operations and leveraging shared expertise and infrastructure.
•	Strengthened Financial Position: The combined entity is expected to have a stronger balance sheet and increased financial flexibility to fund growth projects and exploration initiatives.
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Increased Market Presence and Shareholder Value: The larger scale and enhanced profile of the combined company are expected to attract a broader institutional investor base and drive long-term value for all shareholders.

“Having successfully executed a turnaround at the Don David Gold Mine, the Company is positioned to expand production through the proposed transaction,” stated Allen Palmiere, the Company’s President and CEO. “The addition of the San Francisco Mine and the Cerro Prieto mine is expected to increase gold exposure and materially enhance cash generation through higher overall output.”

Advisors and Counsel

Cormark Securities Inc. is acting as a financial advisor to the Company and provided a fairness opinion to the Company in connection with the Transaction. Davis Graham & Stubbs LLP is acting as the Company’s U.S. legal counsel, Cassels Brock & Blackwell LLP is acting as the Company’s Canadian legal counsel, and Sánchez Mejorada, Velasco y Ribé, S.C. is acting as the Company’s Mexican legal counsel.

About Goldgroup

Goldgroup is a Canadian-based mining company with two high-growth gold assets in Mexico. The company has a 100% interest in the producing Cerro Prieto heap-leach gold mine located in the State of Sonora and, subject to final approval from the TSX Venture Exchange, has recently acquired Molimentales del Noroeste, S.A. de C.V., which owns the concessions comprising the formerly producing San Francisco gold mine, located in Sonora State, Mexico. For further information on Goldgroup, please visit www.goldgroupmining.com.

About GRC:

Gold Resource Corporation is a gold and silver producer, developer, and explorer with its operations centered on the Don David Gold Mine in Oaxaca, Mexico. Under the direction of an experienced board and senior leadership team, the Company’s focus is to unlock the significant upside potential of its existing infrastructure and large land position surrounding the mine in Oaxaca, Mexico and to develop the Back Forty Project in Michigan, USA. For more information, please visit the Company’s website, located at www.goldresourcecorp.com.

Contacts:

Allen Palmiere

Chief Executive Officer

Gold Resource Corporation

Allen.Palmiere@GRC-USA.com

www.goldresourcecorp.com

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking words such as “plan,” “target,” “anticipate,” “believe,” “estimate,” “intend,” “could” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, (i) the expected timetable for completion of the potential Transaction, (ii) the ability to complete the potential Transaction and (iii) the anticipated benefits of the potential Transaction, including the expectation to put the San Francisco Mine back into operation, the anticipated pro forma revenue of the combined company that is derived from silver production, anticipated synergies, the expected production and cash generation of the combined company, and anticipated ability to attract a broader investor base. All forward-looking statements in this press release are based upon information available to the Company as of the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this press release. Forward-looking statements are subject to risks and uncertainties, including, but not limited to, delays or failure to meet conditions or receive necessary approvals to close the Transaction, risks related to production and cost estimates, project development and operational challenges, regulatory and policy changes, volatility in commodity prices, declines in general economic conditions and other factors described in the periodic and current reports filed with the Securities and Exchange Commission (the “SEC”) by the Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which are available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any securities issued in the Transaction are anticipated to be issued in reliance upon available exemptions from registration requirements pursuant to Section 3(a)(10) of the Securities Act and applicable exemptions under state securities laws. Promptly after filing its definitive proxy statement with the SEC, the Company will send the definitive proxy statement to each stockholder of the Company entitled to vote at the meeting of stockholders relating to the Transaction and the transactions contemplated in connection therewith. This communication is not a substitute for the proxy statement or for any other document that the Company may file with the SEC and send to the Company’s stockholders in connection with the potential transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov.

The Company and certain of its respective directors, executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the potential Transaction under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on April 8, 2025, and its proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 25, 2025. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the potential transaction will be included in the registration statement and proxy statement and other relevant materials to be filed with the SEC when they become available.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.